Exhibit 8.2

Loeb & Loeb LLP 345 Park Avenue New York, NY 10154	Main +1 212-407-4000 Fax +1 212-407-4990

May 14, 2026

D. Boral ARC Acquisition I Corp.

Re:	Registration Statement of D. Boral ARC Acquisition I Corp.

Ladies and Gentlemen:

We have acted as United States counsel to D. Boral ARC Acquisition I Corp., a British Virgin Islands business company (“BCAR”), in connection with the proposed Business Combination (as defined below) contemplated by an agreement and plan of merger made and entered into on January 11, 2026 (the “Business Combination Agreement”) by and among BCAR, D. Boral ARC Merger Corporation, a Delaware corporation and a direct, wholly owned subsidiary of BCAR (“Pubco”), D. Boral Arc Merger Sub Inc., a Delaware corporation and a direct, wholly owned subsidiary of BCAR (“Merger Sub”), and Exascale Labs Inc., a Delaware corporation (the “Company”). Pursuant to the Business Combination Agreement, BCAR shall merge with and into Pubco (the “Domestication Merger”), with Pubco continuing as the surviving company pursuant to the Business Companies Act of the British Virgin Islands (the “BVI Act”) and the applicable provisions of the General Corporation Law of the State of Delaware, as amended (the “DGCL”). Following the closing of the Domestication Merger, Merger Sub shall be merged with and into the Company, with the Company surviving the merger as a wholly-owned subsidiary of Pubco (the “Acquisition Merger” and, together with the Domestication Merger, the “Business Combination”).

The Business Combination and certain other related transactions are described in the Registration Statement of D. Boral ARC Merger Corporation, on Form S-4 under the Securities Act of 1933, as amended (the “Securities Act”), filed on May 14, 2026, as amended through the date hereof (the “Registration Statement”).

In rendering this opinion, we have reviewed and relied upon the Business Combination Agreement, the Registration Statement, the tax representation letter delivered to us by BCAR, and such other documents as we have considered relevant to our analysis, including exhibits, schedules, and attachments to the foregoing documents. In examining such documents, we have assumed the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, and the completeness and accuracy of the documents reviewed by us. We have assumed with your approval and have not verified the accuracy of the factual matters and representations set forth in the Registration Statement, the Business Combination Agreement, and the tax representation letter delivered to us.

Based upon and subject to the foregoing and the assumptions, exceptions, limitations, and qualifications set forth herein and in the Registration Statement and other customary assumptions, we hereby confirm and adopt as our opinion the statements of United States federal income tax law on the date hereof as set forth in the Registration Statement under the caption “—U.S. Federal Income Tax Consequences of the Domestication Merger to U.S. Holders of BCAR Securities.”

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For the United States offices, a limited liability partnership including professional corporations. For Hong Kong office, a limited liability partnership.

D. Boral ARC Acquisition I Corp.

May 14, 2026

This opinion is based upon the existing provisions of the Internal Revenue Code of 1986, as amended, Treasury Regulations promulgated thereunder, published revenue rulings and procedures from the United States Internal Revenue Service (“IRS”) and judicial decisions, all as in effect on the date hereof. Any such authority is subject to change, and any change may be retroactive in effect and may affect our opinion as set forth herein. Our opinion is based on the facts, assumptions and representations set forth in the Registration Statement and as described above. If any of the facts, assumptions or representations is not true, correct or complete, our opinion may not be applicable. We undertake no responsibility to update this opinion or to advise you of any developments or changes as a result of a change in legal authority, fact, representation, assumption or document, or any inaccuracy in any fact, representation or assumption, upon which this opinion is based, or otherwise.

Our opinion is not binding on the IRS or a court. The IRS may disagree with one or more of our conclusions, and a court may sustain the IRS’s position.

We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to the reference to this firm as counsel to D. Boral ARC Acquisition I Corp. under the caption “—U.S. Federal Income Tax Consequences of the Domestication Merger to U.S. Holders of BCAR Securities” in the Registration Statement, without implying or admitting that we are “experts” within the meaning of the Securities Act or the rules and regulations promulgated thereunder, with respect to any part of the Registration Statement, including this exhibit.

Regards,

/s/ Loeb & Loeb LLP

Loeb & Loeb LLP